EXHIBIT (h)(8)

                                    AMENDMENT
                                       TO
                       TRANSFER AGENCY SERVICES AGREEMENT

       This Amendment (the "Amendment") is made as of the 30th day of September, 2008, by and between, YieldQuest Funds Trust, a Delaware business trust (the "Fund") and PNC Global Investment Servicing (U.S.) Inc., a Massachusetts corporation ("PNC").

                                   BACKGROUND:

A. The Fund and PNC (formerly, PFPC Inc.) are parties to a Transfer Agency Services Agreement dated as of July 8, 2008 as amended to date (the "Agreement").

B. The Fund and PFPC desire to amend the Agreement to reflect the name change of PNC.

C. This Background section is hereby incorporated by reference in and made a part of this Amendment.

                                    TERMS:

The parties hereby agree that:

       1. The Agreement is hereby amended throughout by replacing references to "PFPC Inc." with "PNC Global Investment Servicing (U.S.) Inc." and replacing all references to "PFPC" with "PNC."

       2.  Miscellaneous.
           -------------

           (a) Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

           (b) As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

           (c) The Agreement, as amended hereby, together with its Exhibits and Schedules, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

           (d) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this
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               Amendment shall constitute the valid and binding execution hereof by such party.

           (e) This Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

YIELDQUEST FUNDS TRUST

By: /s/ David Summers
   ----------------------------------------

Name: David Summers
     --------------------------------------

Title: Managing Director
      -------------------------------------

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By: /s/ Peter L. Tenggren
   ----------------------------------------

Name: Peter L. Tenggren
     --------------------------------------

Title: Senior Vice President & Managing Director
      ------------------------------------------

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